Exhibit 99.1

VeriSign Reports First Quarter 2004 Results

MOUNTAIN VIEW, CA – April 22, 2004 – VeriSign, Inc. (Nasdaq: VRSN), the leading provider of intelligent infrastructure services for the Internet and telecommunications networks, today reported its results for the first quarter ended March 31, 2004.

VeriSign reported revenue of $229 million for the first quarter of 2004. On a GAAP basis, VeriSign reported net income of $9 million for the first quarter and earnings per share of $0.04 per fully-diluted share. The GAAP results included $15 million in restructuring and other charges, which were primarily related to asset impairments.

“Our results for the first quarter indicate a solid start to the year as we benefited from an increase in Internet and e-commerce activity on a global basis and customer specific interest in managed security and communications services,” said Stratton Sclavos, Chairman and Chief Executive Officer of VeriSign. “We currently expect this momentum to continue into the second quarter as the recovery in IT and telecom spending takes hold and as we further strengthen our competitive position with our intelligent infrastructure services.”

On a non-GAAP, after tax basis, using a 30% effective tax rate on non-GAAP pre-tax income of $50 million, non-GAAP earnings per share for the first quarter was $0.14 per fully-diluted share. These non-GAAP results exclude the following items, which are included under GAAP: amortization of other intangible assets, restructuring and other charges, the gain on and write-down of certain investments, and non-cash stock-based compensation charges related to acquisitions. A table reconciling the non-GAAP to GAAP numbers reported above is appended to this release.

“We are pleased with our first quarter results and the healthy sequential growth in bookings,” said Dana Evan, Chief Financial Officer of VeriSign. “We believe that Q1 set a positive baseline from which we can grow our lines of business and financial results throughout the year.”

Notable business developments within VeriSign’s Internet Services Group (ISG) during the first quarter included the introduction of the Open Authentication (OATH) reference architecture and VeriSign’s Strong Authentication solutions to accelerate the adoption of authentication technology across all users, devices and networks. In addition, ISG further strengthened its Managed Security Services (MSS) business with the closing of the Guardent acquisition and the signing of several new customers and channel partners, including Hyatt International, Sun Microsystems and US Bancorp.

During the quarter, VeriSign Communications Services (VCS) unveiled a broad-based strategy to help carriers of all sizes more quickly deliver the integrated, next-generation services that wireless, cable and wireline subscribers are demanding. In association with this announcement, VCS announced a strategic relationship with BearingPoint to deliver a next-generation billing and payments platform for the communications services industry, as well as a comprehensive set of new offerings that expand the ability of VeriSign to provide services such as Short Message Services (SMS), Multimedia Messaging

Services (MMS) and General Packet Radio Services (GPRS) in overseas markets. VCS also announced that it had acquired the assets of Unimobile, a provider of mobile messaging solutions for carriers and enterprises. VeriSign will combine these assets with its own services to offer a broad new set of SMS, MMS and secure content delivery capabilities.

Additional Financial Information

•	VeriSign ended the quarter with Cash, Cash Equivalents, Restricted Cash and Short-term Investments of $722 million. The decrease of $20 million from December 31, 2003 was primarily related to the Guardent acquisition, which included a cash payment of $66 million.

•	Net days sales outstanding (Net DSOs), which takes into account the change in deferred revenue, was 36 days for Q1’04 up from 34 days for the fourth quarter.

•	Deferred revenue on the balance sheet was $368 million as of March 31, 2004, up $29 million or 9% over last quarter.

•	Cash flow from operations, which includes approximately $8 million in cash restructuring and other charges, was $48 million for the first quarter.

•	Capital expenditures for the first quarter of 2004 were approximately $15 million, down from $40 million in the fourth quarter of 2003.

Internet Services Group

•	The Internet Services Group – which includes VeriSign’s Security, Payment, and Naming and Directory (NDS) Services – delivered $130 million of revenue in the first quarter of 2004. Included in the first quarter revenue is approximately $2 million from Guardent, the acquisition of which closed on February 27, 2004. Guardent is expected to add an additional $25 million of revenue for the remainder of 2004 and be neutral to earnings.

•	VeriSign’s Web site certificate business issued approximately 107,000 new and renewed certificates in Q1 ending the quarter with a base of more than 414,000 certificates, up from 384,000 at the end of Q4.

•	VeriSign’s Payments business ended the first quarter with approximately 107,000 merchants under management, an increase of approximately 5,000 merchants over the fourth quarter of 2003. Further, the business processed approximately 102 million individual transactions with an aggregate value of $8.6 billion during the quarter.

•	VeriSign’s NDS business ended the first quarter with 32.3 million active domain names in .com and .net, a net increase of approximately 1.9 million names, or 6%, from Q4’03.

•	VeriSign completed the acquisition of certain SSL assets of EuroTrust for $8.5 million on April 2, 2004. The transaction is expected to result in incremental net revenue of $1-2 million in Security Services for the remainder of 2004.

Communications Services Group

•	VeriSign’s Communications Services (VCS) Group – which provides intelligent connectivity, database, billing and network monitoring services to telecommunications carriers – delivered $99 million of revenue in the first quarter of 2004.

•	VeriSign’s Communications Services Group ended Q1 with a base of approximately 6.0 million wireless billing customer subscribers up from a Q4 base of 5.5 million (excluding the Dobson subscribers that were transitioned off the platform during the fourth quarter).

•	The VCS business supported 10.1 billion database queries in the quarter up from 8.6 billion queries for Q4’03.

•	VeriSign acquired the assets of Unimobile on March 11, 2004 for $5.25 million. The transaction did not contribute any revenues in the first quarter and is expected to contribute approximately $1-2 million to VCS revenue for the remainder of 2004.

Today’s Conference Call

VeriSign will be hosting a teleconference call today at 2:00 pm (PT) to review the first quarter results. The call will be accessible by direct dial at (800) 210-9006. A listen-only live webcast of the earnings call will also be available on the company’s website at www.verisign.com under the Investor Relations tab and at www.streetevents.com. A replay of the teleconference will be available by calling (888) 203-1112 (passcode: 141865) beginning at 6:00 pm (PT) today and will run through April 29th. This press release and the financial information discussed on today’s earnings call are available on the company’s website at www.verisign.com under the Investor Relations tab.

About VeriSign

VeriSign, Inc. (Nasdaq: VRSN) delivers critical infrastructure services that make the Internet and telecommunications networks more intelligent, reliable and secure. Every day VeriSign helps thousands of businesses and millions of consumers connect, communicate, and transact with confidence. Additional news and information about the company is available at www.verisign.com.

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Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause VeriSign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition and pricing pressure from competing services offered at prices below our prices and market acceptance of our existing services, the inability of VeriSign to successfully develop and market new services and the uncertainty of whether new services as provided by VeriSign will achieve market acceptance or result in any revenues, reduced demand for our services as a result of continued softness in information technology and telecommunications spending by our customers, and the loss of revenues due to VeriSign’s disposition of its Network Solutions domain name registrar business. More information about potential factors that could affect the company’s business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the company’s Annual Report on Form 10-K for the year ended December 31, 2003 and quarterly reports on Form 10-Q. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this press release.

VERISIGN INC, AND SUBSIDIARIES

STATEMENT OF OPERATIONS RECONCILIATION

(In thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2004		2003
Statement of Operations Reconciliation

Net income (loss) on a GAAP basis	$9,070		$(53,436)
Amortization of other intangible assets	15,110		54,902
Non-cash based compensation expense resulting from acquisitions	398		4,258
Restructuring and other charges	15,507		20,513
Net loss and write-down of investments	3,308		16,541

Net income on a non-GAAP basis	$43,393		$42,778

Statement of Operations Reconciliation per Share

Diluted net income (loss) per share on a GAAP basis	$0.04		$(0.22)
Amortization of other intangible assets per share	0.06		0.23
Non-cash based compensation expense resulting from acquisitions per share	0.00		0.02
Restructuring and other charges per share	0.06		0.08
Net loss and write-down of investments per share	0.01		0.07
Diluted net income per share on a non-GAAP basis	$0.17		$0.18

Shares used in net income (loss) per share computation—GAAP	248,162		238,208

Shares used in net income per share computation—non-GAAP	248,162	*	239,421

* Common Stock Equivalents were anti-dilutive.

VeriSign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings releases, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: amortization and write-down of goodwill and intangible assets related to acquisitions, the net loss on the sale of investments or the impairment of investments, restructuring and other charges, and stock-based compensation charges related to acquisitions.

Management believes that this non-GAAP financial data supplements our GAAP financial statements by providing investors with additional information which allows them to have a clearer picture of the company’s core recurring operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

VERISIGN INC, AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31, 2004	December 31, 2003
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$406,684	$393,787
Short-term investments	296,183	329,899
Accounts receivable, net	107,209	100,120
Prepaid expenses and other current assets	51,118	45,935
Deferred tax assets	11,203	10,666

Total current assets	872,397	880,407

Property and equipment, net	505,451	520,219
Goodwill	522,756	401,371
Other intangible assets, net	224,074	216,665
Cash subject to restriction	19,012	18,371
Long-term investments	14,124	21,749
Other assets, net	43,824	41,435

Total long-term assets	1,329,241	1,219,810

Total assets	$2,201,638	$2,100,217

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued liabilities	$255,092	$290,587
Accrued merger costs	1,607	805
Accrued restructuring costs	17,341	18,331
Deferred revenue	268,408	245,483

Total current liabilities	542,448	555,206

Long-term deferred revenue	99,526	93,311
Long-term restructuring	26,116	30,240
Other long-term liabilities	8,452	8,978

Total long-term liabilities	134,094	132,529

Total liabilities	676,542	687,735

Minority interest in subsidiaries	27,982	28,829
Commitments and contingencies
Stockholders’ equity:
Preferred stock - par value $.001 per share Authorized shares: 5,000,000 Issued and outstanding shares: none	—	—
Common stock - par value $.001 per share Authorized shares: 1,000,000,000 Issued and outstanding shares: 247,658,438 and 241,979,274 (excluding 1,716,918 and 1,690,000 shares held in treasury at March 31, 2004 and December 31, 2003)	248	242
Additional paid-in capital	23,231,858	23,128,095
Unearned compensation	(3,116)	(2,628)
Accumulated deficit	(21,730,984)	(21,740,054)
Accumulated other comprehensive loss	(892)	(2,002)

Total stockholders’ equity	1,497,114	1,383,653

Total liabilities and stockholders’ equity	$2,201,638	$2,100,217

VERISIGN INC, AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2004	2003
Revenues	$229,113	$269,758

Costs and expenses:
Cost of revenues	91,482	115,829
Sales and marketing	40,170	52,562
Research and development	16,707	13,777
General and administrative	35,239	46,865
Restructuring and other charges	15,507	20,513
Amortization of other intangible assets	15,110	54,902

Total costs and expenses	214,215	304,448

Operating income (loss)	14,898	(34,690)
Other income (expense), net	739	(13,894)

Income (loss) before income taxes	15,637	(48,584)
Income tax expense	(6,567)	(4,852)

Net income (loss)	$9,070	$(53,436)

Net income (loss) per share:
Basic	$0.04	$(0.22)

Diluted	$0.04	$(0.22)

Shares used in per share computation:
Basic	244,362	238,208

Diluted	248,162	238,208

VERISIGN INC, AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended March 31, 2004				Three Months Ended March 31, 2003
	Reported	Non-GAAP Entries		Non-GAAP	Reported	Non-GAAP Entries		Non-GAAP
Revenues	$229,113	$—		$229,113	$269,758	$—		$269,758

Costs and expenses:
Cost of revenues	91,482	(19	)(a)	91,463	115,829	(47	)(a)	115,782
Sales and Marketing	40,170	(20	)(a)	40,150	52,562	(3,874	)(a)	48,688
Research and development	16,707	(335	)(a)	16,372	13,777	(330	)(a)	13,447
General and administrative	35,239	(24	)(a)	35,215	46,865	(7	)(a)	46,858
Restructuring and other charges	15,507	(15,507	)(b)	—	20,513	(20,513	)(b)	—
Amortization of other intangible assets	15,110	(15,110	)(c)	—	54,902	(54,902	)(c)	—

Total costs and expenses	214,215	(31,015)		183,200	304,448	(79,673)		224,775

Operating income (loss)	14,898	31,015		45,913	(34,690)	79,673		44,983

Other income (expense), net	1,031	3,308	(e)	4,339	(14,059)	16,541	(e)	2,482
Minority interest in net (income) loss of subsidiary	(292)	—		(292)	165	—		165

Income (loss) before income taxes	15,637	34,323		49,960	(48,584)	96,214		47,630

Income tax expense	(6,567)	—		(6,567)	(4,852)	—		(4,852)

Net income (loss)	$9,070	$34,323		$43,393	$(53,436)	$96,214		$42,778

Net income (loss) per share:
Basic	$0.04			$0.18	$(0.22)			$0.18

Diluted	$0.04			$0.17	$(0.22)			$0.18

Shares used in per share computation:
Basic	244,362			244,362	238,208			238,208

Diluted	248,162			248,162	238,208	1,213	(d)	239,421

Notes:

(a)	Non-cash based compensation expense resulting from acquisitions
(b)	Restructuring and other charges
(c)	Amortization of other intangible assets
(d)	Dilutive stock options
(e)	Net loss and write-down of investments

Management believes that this non-GAAP financial data supplements our GAAP financial statements by providing investors with additional information which allows them to have a more clear picture of the company’s core recurring operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period.

VERISIGN INC, AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended March 31,
	2004	2003
Cash flow from operating activities:
Net income (loss)	$9,070	$(53,436)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	21,507	29,657
Amortization of other intangible assets	15,110	54,902
Provision for doubtful accounts	301	3,742
Non-cash restructuring and other charges	12,705	9,260
Net loss on sale and impairment of investments	3,308	16,541
Minority interest in net income (loss) of subsidiary	293	(165)
Deferred income taxes	7,741	3,633
Amortization of unearned compensation	641	4,258
Changes in operating assets and liablilities:
Accounts receivable	(4,423)	10,959
Prepaid expenses and other current assets	(4,349)	(8,778)
Accounts payable and accrued liabilities	(42,405)	18,163
Deferred revenue	28,003	11,581

Net cash provided by operating activities	47,502	100,317

Cash flow from investing activities:
Purchases of investments	(61,215)	(86,754)
Proceeds from maturities and sales of investments	97,607	49,058
Purchases of property and equipment	(14,709)	(22,215)
Net cash paid in business combinations	(70,963)	—
Merger related costs	(746)	(4,925)
Other assets	(436)	(22)

Net cash used in investing activities	(50,462)	(64,858)

Cash flow from financing activities:
Proceeds from issuance of common stock from option exercises and
employee stock purchase plan	17,455	6,126
Proceeds from sale of stock from consolidated subsidiary	379	—
Repayment of debt	(2,703)	(4,282)

Net cash provided by financing activities	15,131	1,844

Effect of exchange rate changes	726	(1,614)

Net increase in cash and cash equivalents	12,897	35,689
Cash and cash equivalents at beginning of period	393,787	282,288

Cash and cash equivalents at end of period	$406,684	$317,977